Exhibit 99.1

Apple Reports Record Third Quarter Results

Revenue Up 38 Percent Year-Over-Year

Mac Sales Reach All-Time High

CUPERTINO, California – July 21, 2008 – Apple® today announced financial results for its fiscal 2008 third quarter ended June 28, 2008. The Company posted revenue of $7.46 billion and net quarterly profit of $1.07 billion, or $1.19 per diluted share. These results compare to revenue of $5.41 billion and net quarterly profit of $818 million, or $.92 per diluted share, in the year-ago quarter. Gross margin was 34.8 percent, down from 36.9 percent in the year-ago quarter. International sales accounted for 42 percent of the quarter’s revenue.

Apple shipped 2,496,000 Macintosh® computers during the quarter, representing 41 percent unit growth and 43 percent revenue growth over the year-ago quarter. The Company sold 11,011,000 iPods during the quarter, representing 12 percent unit growth and seven percent revenue growth over the year-ago quarter. Quarterly iPhone™ units sold were 717,000 compared to 270,000 in the year-ago-quarter.

“We’re proud to report the best June quarter for both revenue and earnings in Apple’s history,” said Steve Jobs, Apple’s CEO. “We set a new record for Mac sales, we think we have a real winner with our new iPhone 3G, and we’re busy finishing several more wonderful new products to launch in the coming months.”

“We’re extremely pleased with the growth of our business and the generation of almost $5.4 billion in cash in the first three quarters of fiscal 2008,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the fourth quarter of fiscal 2008, we expect revenue of about $7.8 billion and earnings per diluted share of about $1.00.”

Apple will provide live streaming of its Q3 2008 financial results conference call utilizing QuickTime®, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Monday, July 21, 2008 at www.apple.com/quicktime/qtv/earningsQ308/ and will also be available for replay.

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This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation potential litigation from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; unfavorable results of other legal proceedings; the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; continued competitive pressures in the marketplace; the Company’s reliance on sole service providers for iPhone in certain countries; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the effect that product quality problems could have on the Company’s sales and operating profits; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the Company’s reliance on the availability of third-party digital content; and the potential impact of a finding that the Company has infringed on the intellectual property rights of others. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 29, 2007; its Forms 10-Q for the quarters ended December 29, 2007 and March 29, 2008; and its Form 10-Q for the quarter ended June 28, 2008, to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning computers, OS X operating system and iLife and professional applications. Apple is also spearheading the digital media revolution with its iPod portable music and video players and iTunes online store, and has entered the mobile phone market with its revolutionary iPhone.

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Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2008 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPhone and QuickTime are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net sales	$7,464	$5,410	$24,584	$17,789
Cost of sales (1)	4,864	3,415	16,178	11,725

Gross margin	2,600	1,995	8,406	6,064

Operating expenses:
Research and development (1)	292	208	811	575
Selling, general, and administrative (1)	916	746	2,762	2,140

Total operating expenses	1,208	954	3,573	2,715

Operating income	1,392	1,041	4,833	3,349
Other income and expense	118	155	480	429

Income before provision for income taxes	1,510	1,196	5,313	3,778
Provision for income taxes	438	378	1,615	1,186

Net income	$1,072	$818	$3,698	$2,592

Earnings per common share:
Basic	$1.21	$0.94	$4.20	$3.01
Diluted	$1.19	$0.92	$4.10	$2.92
Shares used in computing earnings per share (in thousands):
Basic	883,738	866,806	879,753	862,500
Diluted	903,167	890,671	901,028	887,095

(1) Includes stock-based compensation expense as follows:
Cost of sales	$21	$10	$59	$25
Research and development	$47	$20	$133	$56
Selling, general, and administrative	$65	$35	$183	$93

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	June 28, 2008	September 29, 2007
ASSETS:
Current assets:
Cash and cash equivalents	$9,373	$9,352
Short-term investments	11,401	6,034
Accounts receivable, less allowances of $44 and $47, respectively	1,603	1,637
Inventories	545	346
Deferred tax assets	1,131	782
Other current assets	3,945	3,805

Total current assets	27,998	21,956
Property, plant and equipment, net	2,177	1,832
Goodwill	38	38
Acquired intangible assets, net	291	299
Other assets	1,205	1,222

Total assets	$31,709	$25,347

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$3,683	$4,970
Accrued expenses	5,535	4,310

Total current liabilities	9,218	9,280
Non-current liabilities	2,869	1,535

Total liabilities	12,087	10,815

Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 885,746,656 and 872,328,972 shares issued and outstanding, respectively	6,831	5,368
Retained earnings	12,714	9,101
Accumulated other comprehensive income	77	63

Total shareholders’ equity	19,622	14,532

Total liabilities and shareholders’ equity	$31,709	$25,347

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended
	June 28, 2008	June 30, 2007
Cash and cash equivalents, beginning of the period	$9,352	$6,392

Operating Activities:
Net income	3,698	2,592
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization, and accretion	339	224
Stock-based compensation expense	375	174
Provision for deferred income taxes	41	206
Loss on disposition of property, plant, and equipment	15	7
Changes in operating assets and liabilities:
Accounts receivable, net	34	(158)
Inventories	(199)	19
Other current assets	(100)	(363)
Other assets	101	254
Accounts payable	(1,226)	270
Deferred revenue	1,823	523
Other liabilities	400	26

Cash generated by operating activities	5,301	3,774

Investing Activities:
Purchases of short-term investments	(17,153)	(9,587)
Proceeds from maturities of short-term investments	9,378	4,246
Proceeds from sales of short-term investments	2,367	2,420
Purchases of long-term investments	(31)	(6)
Payment for acquisition of property, plant, and equipment	(688)	(530)
Payment for acquisition of intangible assets	(89)	(222)
Other	20	34

Cash used in investing activities	(6,196)	(3,645)

Financing Activities:
Proceeds from issuance of common stock	411	294
Excess tax benefits from stock-based compensation	621	303
Cash used to net share settle equity awards	(116)	—

Cash generated by financing activities	916	597

Increase in cash and cash equivalents	21	726

Cash and cash equivalents, end of the period	$9,373	$7,118

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$1,022	$688

UNAUDITED CONSOLIDATED SCHEDULE OF DEFERRED REVENUE

(In millions)

	June 28, 2008	March 29, 2008	September 29, 2007
Deferred revenue-current:
iPhone and Apple TV	$1,389	$1,170	$346
AppleCare	547	504	430
Other	791	742	615

Total deferred revenue-current	2,727	2,416	1,391

Deferred revenue-non-current:
iPhone and Apple TV	632	763	290
AppleCare	597	559	495
Other	107	87	64

Total deferred revenue-non-current	1,336	1,409	849

Total deferred revenue	$4,063	$3,825	$2,240